                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Micronics Computers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                     [LOGO]

                            45365 NORTHPORT LOOP WEST

                            FREMONT, CALIFORNIA 94538



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO OUR STOCKHOLDERS:

      Notice is hereby given that the Annual Meeting of Stockholders of Micronics Computers, Inc. (the "Company") will be held at the principal offices of the Company located at 45365 Northport Loop West, Fremont, California on April 20, 1998 at 10:00 a.m. for the following purposes:

1. To elect four directors of the Company, with each director to serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Company's Board of Directors has nominated the following individuals to serve: William E. Shelander, Charles J. Hart, Diane Simon and Jim Timmins.

2. To consider and vote upon a proposal to adopt a 1998 Equity Incentive Plan with 1,500,000 shares of Common Stock reserved for issuance thereunder.

3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the current fiscal year.

4. To transact any other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 3, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS




Fremont, California                     CHARLES J. HART
March 19, 1998                          President and Chief Executive Officer

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
VOTING RIGHTS AND SOLICITATIONS OF PROXIES..................................   1

PROPOSAL NO. 1 - ELECTION OF DIRECTORS......................................   2
    Directors/Nominees......................................................   2
    Board of Directors' Meetings and Committees.............................   3
    Directors' Compensation.................................................   4
    Certain Transactions....................................................   4
    Security Ownership of Certain Beneficial Owners and Management..........   5
    Executive Compensation..................................................   7
    Stock Options and Option Grants in Fiscal 1997..........................   8
    Report of the Compensation Committee Regarding Executive Compensation...   9
    Comparison of Stockholder Return........................................  11

PROPOSAL NO. 2 - ADOPTION OF 1998 EQUITY INCENTIVE PLAN.....................  12
    1998 Equity Incentive Plan .............................................  12
    Federal Income Tax Information..........................................  14
    ERISA...................................................................  15

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS...  15

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934........  15

STOCKHOLDER PROPOSALS.......................................................  16

OTHER BUSINESS..............................................................  16

ATTACHMENT A:  1998 EQUITY INCENTIVE PLAN

                            MICRONICS COMPUTERS, INC.
                            45365 NORTHPORT LOOP WEST
                            FREMONT, CALIFORNIA 94538

                                 PROXY STATEMENT
                                 March 19, 1998

        The accompanying proxy (the "Proxy") is solicited on behalf of the Board of Directors of Micronics Computers, Inc., a Delaware corporation ("Micronics" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company located at 45365 Northport Loop West, Fremont, California on April 20, 1998 at 10:00 a.m. (the "Annual Meeting"). Only holders of record of the Company's Common Stock at the close of business on March 3, 1998 will be entitled to vote. At the close of business on that date, the Company had 12,902,565 shares of Common Stock outstanding and entitled to vote. A majority, or 6,451,283 of these shares, will constitute a quorum for the transaction of business. This Proxy Statement is being first mailed to stockholders on or about March 19, 1998.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

        Holders of Common Stock are entitled to one vote for each share held as of the above record date. Shares of Common Stock may not be voted cumulatively for the election of directors. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For," "Against," "Abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the actions proposed in Proposal No. 2 and Proposal No. 3 and the total number of shares cast "For" these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same effect as a vote "against" the matter. In the event that a broker indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

        Each nominee to serve on the Company's Board of Directors, to be elected, must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (provided a quorum is present). Votes "Withheld," as well as broker non-votes, will not contribute to the number of votes required to elect a director.

        Proposal No. 2, "Adoption of 1998 Equity Incentive Plan" and Proposal No. 3, "Ratification of Selection of Independent Public Auditors" require for approval the affirmative vote (a vote "For") of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote (provided a quorum is present). Votes "Against" and "Abstain" will count toward the number of shares voted at the Annual Meeting, but will not contribute toward the required number of votes necessary to approve Proposal No. 2. Broker non-votes will be counted toward the number of shares present at the Annual Meeting for determining whether a quorum is present but will not be counted toward the number of shares present and entitled to vote with respect to the matter on which the broker non-vote is given. Therefore, if broker non-votes are received with respect to Proposal No. 2 and Proposal No. 3, they will not be counted in determining the number of affirmative votes necessary to approve such proposal.

        Unless otherwise instructed by the stockholder or described herein, each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "For" the nominees of the Board of Directors, "For" Proposal No. 2 described in this Proxy Statement, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

        Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person.

        The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram. The Company has retained a proxy solicitation firm, Chase Mellon Shareholder Services, to aid it in its solicitation process and will pay a fee of $5,000 to such firm, plus per stockholder fees and expenses, with total costs expected to be approximately $6,000.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        The Board of Directors of the Company (the "Board" or "Board of Directors") has nominated for election as directors each of the following persons to serve until the next annual meeting of stockholders and until his successor has been elected or until his earlier resignation, death or removal:
William E. Shelander, Charles J. Hart, Diane Simon and Jim Timmins. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company's nominees named below. Messrs. Shelander, Hart and Timmins and Ms. Simon are currently directors of the Company. The four nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting, a quorum being present, will become directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable, or will decline, to serve as a director.

DIRECTOR NOMINEES

        The names of the Company nominees for the Board, and certain information about them (including their terms of service), are set forth below:

NAME OF NOMINEE AND/OR DIRECTOR                        AGE     PRINCIPAL OCCUPATION                     DIRECTOR SINCE
-------------------------------                        ---     --------------------                     --------------
William Earle Shelander ...........................     44     Chairman of the Board of the Company         1990
Charles J. Hart ...................................     60     President and Chief Executive Officer of     1998
                                                               the Company
Diane Simon(1) ....................................     61     Private Investor                             1997
Jim Timmins(1) ....................................     42     Private Investor                             1997

----------
(1)     Current member of the Compensation Committee and the Audit Committee.

        Mr. Shelander was re-elected, and Ms. Simon was elected, to the Board at the Company's annual meeting of stockholders held on February 27, 1997. Messrs. Timmins and Hart were appointed to the Board on September 8, 1997 and February 6, 1998, respectively. Each of the nominees, if elected, will serve as a director until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Vacancies on the Board occurring prior to an annual meeting may be filled by the Board.

        Further information regarding the Company's nominees is as follows:

        Mr. Shelander has been the Company's Chairman of the Board since September 1997, and has been a director of the Company since September 1990. From September 1997 to February 1998, Mr. Shelander was Chief Executive Officer of the Company. From June 1995 to October 1996, he was Co-President of JAFCO America Ventures, Inc., a venture capital firm and the United States subsidiary of Japan Associated Finance Co., Ltd., a public company listed on the Tokyo over-the-counter market. Japan Associated Finance Co., Ltd. and two investment partnerships affiliated with JAFCO America Ventures, Inc. are investors in the Company. From October 1988 to June 1995, Mr. Shelander was General Manager, and from June 1986 to October 1988 he was an Associate, of JAFCO America Ventures, Inc. He previously served as National Product Manager of Liquid Air Corporation and was a systems engineer with Union Carbide Corporation. Mr. Shelander holds a B.S. in industrial and systems engineering from the Georgia Institute of Technology, an M.S.E. in chemical engineering from West Virginia College of Graduate Studies and an M.B.A. from Stanford University.

        Mr. Hart has been President, Chief Executive Officer and a director of the Company since February 1998. He was a founding member of the Board of Directors and participated in the launch of InsWeb Corporation from August 1995 until May 1997. This Internet technology company created the first vertically integrated marketplace for the insurance industry on the World Wide Web. From January 1992 until July 1995, he was President and Chief Executive Officer of Semaphore Communications Corporation, a hardware and software company providing advanced global network encryption systems. Previously, Mr. Hart was president and Chief Executive Officer of Phaser Systems, LAN pioneer Nestar Systems and Etak, Inc., a provider of geographic information systems. Mr. Hart began his career in the computer industry with Control Data Corporation in the United States and Europe. He has served on the Board of Directors of Network Peripherals, Inc. since 1996. Mr. Hart holds a B.A. from the University of Maryland, College of Arts & Sciences and attended the Stanford University, Graduate School of Industrial Engineering Executive Institute. He also served as an officer in the United States Air Force, Strategic Air Command.

        Ms. Simon has been a director of the Company since February 1997, and is a private investor. From November 1996 to October 1997, Ms. Simon was Vice President Operations and Controller for Lumina Office Products, a multi-functional office equipment manufacturer. From January 1996 to November 1996, she was Chief Operating Officer of Wood Associates, a promotional merchandising company. From February 1995 to January 1996, she was Vice President Operations for Aureal Semiconductor, a developer of semiconductor devices. From 1981 to January of 1995 she was Vice President Operations of Wyse Technology, a computer systems and terminal manufacturer. Ms. Simon holds a B.S. and an M.S. in business and education from the City University of New York.

        Mr. Timmins has been a director of the Company since September 1997, and has been a partner of Glenwood Capital since September 1991, and a partner of Redwood Partners since August 1995, both of which are venture buyout firms. Mr. Timmins holds a B.A. in humanities from the University of Toronto and a M.B.A. from Stanford University.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                  ELECTION OF EACH OF THE NOMINATED DIRECTORS.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

        The Board of Directors met fifteen times and acted by unanimous written consent twice during the year ended September 30, 1997 ("fiscal 1997"). No incumbent director attended fewer than 90% of the total number of meetings of the Board of Directors and of the committees of the Board on which he served. Standing committees of the Board currently include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

        The Audit Committee met twice during fiscal 1997. The Audit Committee exercises the following powers: (1) nominates the independent auditors of the Company to be approved by the Board of Directors; (2) meets with the independent auditors to review the annual audit; (3) assists the full Board in evaluating the auditor's performance; and (4) reviews internal audit and control procedures, related party transactions and, where appropriate, potential conflict of interest situations. Ms. Simon and Mr. Timmins are currently members of the Audit Committee. It is currently expected that Ms. Simon, if re-elected, and Mr. Timmins, if elected, will be appointed to serve on the Audit Committee.

        The Compensation Committee met six times during fiscal 1997. The Compensation Committee administers the Company's cash bonus and profit sharing plan and sets all stock and other compensation for the Company's officers. Additionally, the Compensation Committee administers the Company's 1992 Directors Option Plan, 1989 Stock Option Plan, Employee Stock Purchase Plan and other stock benefit plans for officers and employees. Ms.

Simon and Mr. Timmins are currently members of the Compensation Committee. It is currently expected that Ms. Simon, if re-elected, and Mr. Timmins, if elected, will be appointed to serve on the Compensation Committee.

DIRECTORS' COMPENSATION

        The Company has a compensation plan for directors who are not employees, consultants or independent contractors of the Company ("Outside Directors"). For the period subsequent to November 1995, each Outside Director receives compensation for his services as a director at an annual rate of $24,000 (the "Base Fee"). Each Outside Director also receives an additional $1,500 per annum for each committee of the Board upon which the director serves. Outside Director fees are paid quarterly. This plan was suspended by the Board in August 1995 and was reinstated in November 1995. Prior to November 1995, the Base Fee received by each Outside Director for his services as a director was set at an annual rate of $30,000 ($60,000 for the Chairman of the Board, if an Outside Director). During fiscal 1997, Mr. Shelander received $27,000 and Ms. Simon received $15,000 ($6,000 of which was accrued but not yet paid) as compensation as directors of the Company. Mr. Timmins received no compensation as a director during fiscal 1997. Outside Directors are also reimbursed for their reasonable and necessary expenses incurred on the Company's behalf.

        Outside Directors are eligible for automatic option grants under the 1992 Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the automatic grant of an option for 30,000 shares (60,000 shares for the Chairman of the Board, if an Outside Director) of the Company's Common Stock when an individual first becomes an Outside Director. If the individual is still an Outside Director when his initial option under the Directors Plan has completed vesting, he is automatically granted a second option for the same number of shares. All options granted under the Directors Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, become exercisable at a rate of one-sixth of the shares every six months, and expire five years after the date of grant.

CERTAIN TRANSACTIONS

        On or about November 17, 1997 a principal stockholder of the Company, the Lindner Fund, sold approximately 200,000 shares of the Company's Common Stock in the open market. On November 24, 1997, the Company purchased 1,208,900 shares of its Common Stock from the Lindner Fund in the open market after being contacted by the Lindner fund's broker with an offer to sell additional shares to the Company. The Company paid $2.00 per share in cash for the Common Stock held by the Lindner Fund. The Sales price of the Company's Common Stock in the open market prior to the sale was $ 2.25 per share, resulting in a purchase by the Company of the Lindner Fund Common Stock at a price below market and a sale by the Lindner Fund of its complete holdings of the Company's capital stock.

        In September 1997, the Company and Shanker Munshani, the Company's then current President and Chief Executive Officer, agreed to terminate Mr. Munshani's employment and his position as a director of the Company. In order to provide continuity for the Company's management, the Company entered into a nine-month consulting arrangement pursuant to the terms of a written Consulting Agreement. Under the Consulting Agreement, Mr. Munshani will be paid $19,166.67 per month for his consulting services not to exceed ten hours per week during the nine-month consulting period and will receive COBRA insurance benefits at the Company's expense. Mr. Munshani's options will continue to vest during the consulting period. The Consulting Agreement contains a mutual general release and restates Mr. Munshani's continuing obligation to maintain the confidentiality of the Company's proprietary and confidential information.

        Charles J. Hart, the Company's current President and Chief Executive Officer, entered into an Employment Agreement with the Company in connection with his initial hiring on February 6, 1998, under which Mr. Hart serves as the Company's Chief Executive Officer and a director of the Company.

        Pursuant to his Employment Agreement, Mr. Hart's initial salary is $20,000 per month until August 1998, at which time his monthly salary increases to $22,000 per month. Subject to the discretion of the board, Mr. Hart's salary may increase to $25,000 in February 1999. Mr. Hart is also eligible to receive a $50,000 bonus if the Company's operating income in any quarter is $500,000 or more and has increased over the preceding quarter. Bonuses will be paid at the discretion of the board.

        The Employment Agreement also provides for the grant of 350,000 shares of the Company's Common Stock under option, which options were granted $1.8125 per share, the closing price of the Company's stock on the day preceding the effective date of the grant, and which vest over a four-year period. Options for an additional 200,000 shares of the Company's Common Stock may be granted to Mr. Hart if the Company meets certain milestones during the two-year term of the Employment Agreement.

        Finally, the Employment Agreement provides that if Mr. Hart's employment is terminated by the Company without good cause during the two-year term of the Agreement, then Mr. Hart would receive a severance payment equal to $22,000 ($25,000 after February 1999) times the number of months Mr. Hart had been employed by the Company up to a maximum of twelve months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information, as of February 15, 1998 with respect to the beneficial ownership of the Company's Common Stock by:
(a) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (b) each director; (c) each of the Company's executive officers who earned in excess of $100,000 from the Company during fiscal 1997, and one highly compensated executive officer who was not serving as an executive officer at the end of fiscal 1997 (together, the "Named Officers"); and (d) all executive officers and directors as a group.


                                             AMOUNT AND NATURE
NAME AND ADDRESS                               OF BENEFICIAL        PERCENT OF
OF BENEFICIAL OWNER                            OWNERSHIP(1)           CLASS(2)
-------------------                            ------------         ------------
Dimensional Fund Advisors(3)................      790,900                 6.1%
1299 Ocean Ave., 11th Floor
Santa Monica, CA  90401

Ira Albert(4)...............................      759,500                 5.9%
1304 SW 160th Ave., Ste. 209
Ft. Lauderdale, FL  33326

Capital Technology, Inc.....................      692,800                 5.4%
8314 Pineville Matthews Road
Charlotte, NC  28226

Shanker Munshani(5).........................      183,469                 1.4%

William E. Shelander(6).....................       71,167                  *

William Crouch(7) ..........................       22,083                  *

Bill R. Finley(8) ..........................       21,461                  *

Wun-Yann Liao(9)............................       49,815                  *

Larry Smith(10) ............................       24,583                  *

Diane Simon(11) ............................       10,000                  *

Jim Timmins(12).............................        5,000                  *

Charles J. Hart(13) ........................          *                    *

All current officers and directors
as a group (8 persons)(14)..................      387,578                 2.9%


----------

*Less than 1%.

(1) Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Percentage ownership is based upon 12,902,565 shares of Common Stock outstanding as of February 15, 1998.

(3) Based on information supplied by Dimensional Fund Advisors in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1998. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 790,900 shares of the Company's Common Stock, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) Based on information supplied by Mr. Albert in a Schedule 13G filed with the Securities and Exchange Commission on February 21, 1997. Includes 335,000 shares held by Albert Investment Associates, L.P. and 422,500 shares held by various accounts over which Mr. Albert has discretionary dispository authority.

(5) Comprised of 19,406 shares owned by Mr. Munshani and 164,063 shares subject to options exercisable within 60 days after February 15, 1998. Mr. Munshani is a consultant to the Company.

(6) Comprised of 17,000 shares owned by Mr. Shelander and 54,167 shares subject to options exercisable within 60 days after February 15, 1998. Mr. Shelander is an executive officer of the Company and continues to be a director of the Company.

(7) Represents 22,083 shares subject to options exercisable within 60 days after February 15, 1998. Mr. Crouch is an executive officer of the Company.

(8) Comprised of 2,086 shares owned by Mr. Finley and 19,375 shares subject to options exercisable within 60 days after February 15, 1998. Mr. Finley is an executive officer of the Company.

(9) Comprised of 14,815 shares owned by Mr. Liao and 35,000 shares subject to options exercisable within 60 days after February 15, 1998. Mr. Liao is an executive officer of the Company.

(10) Represents 24,583 shares subject to options exercisable within 60 days after February 15, 1998. Mr. Smith is an executive officer of the Company.

(11) Represents 10,000 shares subject to options exercisable within 60 days after February 15, 1998. Ms. Simon is a director of the Company.

(12) Represents 5,000 shares subject to options exercisable within 60 days after February 15, 1998. Mr. Timmins is a director of the Company.

(13) Mr. Hart has been granted options for the purchase of up to 350,000 shares of the Company's Common Stock, none of which will be exercisable within 60 days after February 1998. Mr. Hart is an executive officer of the Company.

(14) Comprised of 53,307 shares owned and 334,271 shares subject to options exercisable within 60 days of February 15, 1998, representing the shares referenced in notes (5) through (13) above.

   EXECUTIVE COMPENSATION

        The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years 1995, 1996 and 1997 to the Named Officers. This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant SARs and has no long-term compensation benefits other than stock options.


                                                                   LONG-TERM
                                                                 COMPENSATION      ALL OTHER
                                         ANNUAL COMPENSATION      AWARDS-OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR   SALARY($) BONUS($)(1)     (NO. OF SHARES)      ($)(2)
---------------------------      ----   ---------------------     ---------------      ------
William E. Shelander(3) .......  1997    $ 31,615       --          100,000          $     43
Chairman of the Board and        1996      22,500       --             --                 --
Chief Executive Officer          1995      23,625       --           30,000               --


William Crouch ................  1997    $145,000       --           55,000          $  1,359
Vice President                   1996      16,731       --             --                 279
Sales and Marketing              1995        --         --             --                --

Bill R. Finley ................  1997    $ 99,615       --           65,000          $  1,144
Vice President, Finance          1996        --         --             --                --
Chief Financial Officer          1995        --         --             --                --
and Secretary

Wun-Yann Liao .................  1997    $146,731       --           15,000          $  1,860
Vice President                   1996     162,039       --           50,000             1,541
Operations                       1995     141,678   $  6,270         10,000             1,362

Larry Smith ...................  1997    $119,327       --           65,000          $    754
Vice President                   1996      16,058       --             --                 227
Engineering                      1995        --         --             --                --

Shanker Munshani ..............  1997    $270,000       --           75,000          $  2,242
Former President, Chief          1996     198,269       --          100,000             1,656
Executive Officer and            1995     146,154   $  8,859        100,000               847
Secretary

----------

(1) Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2) Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10% of the individual's salary plus bonus. Represents insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Officers ($206 and $77 for Messrs. Liao and Munshani, respectively, in fiscal 1995; $279, $376, $227 and $791 for Messrs. Crouch, Liao, Smith and Munshani, respectively, in fiscal 1996; and $43, $453, $497, $588, and $918 for Messrs. Shelander, Crouch, Liao, Smith and Munshani, respectively, in fiscal 1997), and Company matching contributions to the Company's 401(k) plan ($1,156 and $770 for Messrs. Liao and Munshani, respectively, in fiscal 1995; $1,165 and $865 for Messrs. Liao and Munshani, respectively, in fiscal 1996; and $906, $1,144, $1,363, $166, and $1,324 for Messrs. Crouch, Finley, Liao, Smith, and Munshani, respectively, in fiscal 1997).

(3) Salary includes $27,000, $22,500 and $23,625 in fees paid to Mr. Shelander as director fees in fiscal 1997, 1996 and 1995 respectively.

STOCK OPTIONS AND OPTION GRANTS IN FISCAL 1997

        The following table sets forth information concerning option grants during the fiscal year ended September 30, 1997 to each of the Named Officers.

                            OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                            ----------------------------------------------         VALUE AT ASSUMED
                                                                                ANNUAL RATES OF STOCK
                                      % of Options                                PRICE APPRECIATION
                            Options    Granted to     Exercise                    FOR OPTION TERM(1)
                            Granted   Employees in     Price      Expiration     --------------------
  NAME                       (#)(2)  Fiscal Year(3)    ($/Sh)        Date         5%($)       10%($)
--------                    -------  --------------    -----         ----        -------       ------
William E. Shelander .      100,000      10.2%       $  2.44        09/02        $ 67,344    $148,812

William Crouch .......       55,000       5.6        2.38-2.44    12/01-03/02      28,180      69,826

Bill R. Finley .......       65,000       6.6        2.44-2.48    01/02-03/02      44,395      98,095

Wun-Yann Liao ........       15,000       1.5           2.44        03/02          10,102      22,322

Larry Smith ..........       65,000       6.6        2.38-2.44    12/01-03/02      34,914      84,707

Shanker Munshani .....       75,000       7.7           2.44        03/02          50,508     111,609

----------
(1) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices. No value is reported for options that expired without being exercised.

(2) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options generally become exercisable (a) as to grants made to optionees who have not yet received an option under the plan and who have been hired by, or commenced their relationship with, the Company within one year prior to the grant date of the first such option, as to 25% of the shares subject to the option on a date one year after the vesting start date specified by the Board (generally, the hire date), with the remainder to vest in equal amounts per month over the following three-year period and (b) as to options granted to all other optionees, in equal amounts per month over the four-year period commencing with the vesting start date specified by the Board (generally the date of grant).

(3)   The Company granted options to purchase 979,200 shares in fiscal 1997.


      The following table sets forth information concerning the number and value of unexercised stock options held at September 30, 1997 by each of the Named Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                   VALUE OF UNEXERCISED
                            SHARES                       NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                           ACQUIRED        VALUE            OPTIONS AT 9/30/97           AT 9/30/97 ($)(1)
     NAME                ON EXERCISE(#)  REALIZED($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
     ----                --------------  -----------    -----------  -------------   -----------  --------------
William E. Shelander          --            --           20,000        110,000             --             --

William Crouch .....          --            --           13,542         41,458             --             --

Bill R. Finley .....          --            --                0         65,000             --             --

Wun-Yann Liao ......          --            --           25,208         49,792          $ 1,094        $ 2,658

Larry Smith ........          --            --           13,542         51,458             --             --

Shanker Munshani ...          --            --          125,000        150,000             --             --

----------
 (1) These values have not been and may never be realized. They are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock on September 30, 1997 ($2.25).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REGARDING EXECUTIVE COMPENSATION

        The Compensation Committee and the full Board generally reviews base salary levels for officers each February. The Compensation Committee establishes the general compensation policy of the Company for all executive officers and recommends specific salary levels to the full Board.

        To arrive at base salary levels, the Company's Human Resources Department provides the Compensation Committee with executive compensation data from a group of similar size high-technology companies. The factors used to determine the participants in the survey group include annual revenue, industry, growth rate and geography. The Company's executive level positions, including the Chief Executive Officer ("CEO"), were matched to comparable survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash compensation. Practices of such companies with respect to stock option grants are also reviewed and compared.

        In preparing the performance graph for this Proxy Statement (see page
11), the Company used the Nasdaq Computer Manufacturer Index ("NCM Index") as its published line of business index. The companies in the executive compensation survey group prepared by the Human Resources Department are substantially similar to the companies contained in the NCM Index in that they are all computer or computer component manufacturers. However, the NCM Index includes companies located throughout the United States and the executive compensation survey is restricted to companies that are located in northern California.

        The executive compensation survey data are reviewed with the CEO for each executive level position and, are currently reviewed by the Board as to the CEO's compensation. During fiscal 1997, the CEO's salary was based on competitive market conditions as of the time his employment agreement was entered into, as described below.

Fiscal Year 1997 Executive Compensation

        The practice of the Company during fiscal 1997 was to establish base salaries at the approximate median of comparative positions included in the executive compensation survey data. In any case where the Board or the CEO believed an executive officer was not working at a level expected of him, or was exceeding the Board's or CEO's expectations, the executive officer's base compensation was adjusted upward or downward, as appropriate. In any case where the services of a particular executive officer were sought by the Company's competitors, the executive officer's base compensation may then have been raised to meet or exceed any competitive offers of competitors. The foregoing information, along with the CEO's recommendations of base salary for fiscal 1997 for each executive officer, was presented to the Compensation Committee and then to the full Board at the time salary levels were approved and again for particular executive officers at various times throughout the year when the executive officer was promoted or other changes in the officer's status were made. At that time, the Board reviewed the recommendations outlined above and established a base salary level for the executive officer in question.

        Secondly, the Board believes that the compensation of the CEO and other executive officers should be influenced by the Company's overall performance. As a result, once base salary was determined, an additional portion of the compensation of each executive was contingent upon corporate performance under the Company's Bonus and Profit Sharing Plans. Under these plans, semi-annual cash awards may be made to employees based upon the Company's overall performance measured by pre-tax income. No distributions were made under either plan for fiscal 1997.

        The Bonus Plan provides for semi-annual distribution of cash awards to employees and executive officers, excluding the CEO. The total amount of the distribution to participants in the Plan (the "Bonus Pool") is based upon a percentage of pre-tax income, not to exceed 6%. Up to 40% of the Bonus Pool, at the discretion of the Board, may be allocated for distribution to executive officers as a group and the remainder to other employees of the Company. Allocations for the CEO are made by the Board, if the CEO is eligible for a bonus under the Bonus Plan, and further allocation among executive officers is made by the CEO, in each case, based upon merit. Further allocation among non-officer employees is made, again based upon merit, by the CEO and Company department heads as to employees they supervise. No distribution was made under the Bonus Plan for fiscal 1997.

        Under the Profit Sharing Plan, semi-annual cash distributions are made to all employees in amounts not to exceed 4% of pretax income. No distribution was made under the Profit Sharing Plan with respect to fiscal 1997.

        Third, the Board believes that stock options play an important role in attracting and retaining qualified personnel because they provide personnel with a reward directly tied to increased stock values. Stock options are granted at fair market value to executive officers when they first join the Company. In individual cases, follow-on options are granted, again at fair market value on the date of grant, to executives after the initial options are partially or fully vested. Both initial and follow-on options are granted based upon an analysis, made by the Compensation Committee of the Board, of equity incentives offered to executives in equivalent positions by similar companies with whom the Company competes for available executive talent and, with respect to follow-on options, the Committee's or the CEO's determination of whether or not the executive officer's performance warrants an additional grant. Reference is made to page 8 of this Proxy Statement for information on grants made to executive officers during fiscal 1997.

CEO Compensation

        In September 1997, the Company and Shanker Munshani, the Company's then current President and Chief Executive Officer, agreed to terminate Mr. Munshani's employment and his position as a director of the Company. Prior to the termination of Mr. Munshani's employment with the Company, Mr. Munshani's annual salary was $270,000 subject to increase and to a bonus arrangement as determined by the Company's Board of Directors pursuant to the terms of an Employment Agreement. Mr. Munshani also was not eligible to participate in the Bonus Plan and the Profit Sharing Plan. The standards under which Mr. Munshani's compensation was set were the same standards as apply to other executive officers of the Company.

        Charles J. Hart, the Company's current President and Chief Executive Officer, was hired in February 1998 pursuant to a two-year Employment Agreement that was entered into after arms-length negotiations.

        Pursuant to his Employment Agreement, Mr. Hart's initial salary is $20,000 per month until August 1998, at which time his monthly salary increases of $22,000 per month. Subject to the discretion of the board, Mr. Hart's salary may increase to $25,000 in February 1999. Mr. Hart is also eligible to receive a $50,000 bonus if the Company's operating income in any quarter is $500,000 or more and has increased over the preceding quarter. Bonuses will be paid at the discretion of the Board. The Employment Agreement provides that if Mr. Hart's employment is terminated by the Company without good cause during the term of the Agreement, then Mr. Hart would receive a severance payment equal to $22,000 ($25,000 after February 1999) times the number of months Mr. Hart had been employed by the Company up to a maximum of twelve months.

        Mr. Hart's Employment Agreement also provides for the grant of 350,000 shares of the Company's Common Stock under option, which options were granted at $1,8125 per share, the closing price of the Company's stock on the day preceding the effective date of the grant, and which vest over a four-year period. Options for an additional 200,000 shares of the Company's Common Stock may be granted to Mr. Hart if the Company meets certain milestones during the two-year term of the Employment Agreement. The primary purpose of the option grants is to provide a strong incentive for Mr. Hart to increase the value of the Company' stock during the term of his employment with the Company.

        The Board believed it necessary to provide the compensation package to Mr. Hart that is described above in order to encourage Mr. Hart to accept employment with, and thereafter remain employed by, the Company. This package was agreed by the Company after taking into account the compensation packages offered by the Company's competitors described above and the compensation packages being requested by other CEO's.

        This report on compensation is given by the Compensation Committee of the Board of Directors:


              Diane Simon                         Jim Timmins

                                      -10

COMPARISON OF STOCKHOLDER RETURN

     The graph below compares the cumulative stockholder return on the Common Stock of the Company from September 30, 1998 to September 30, 1997 with the cumulative return on the Nasdaq Market Index (U.S. Companies) and the Nasdaq Computer Manufacturers Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on September 30, 1998 and reinvestment of all dividends).

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                               [GRAPHIC OMITTED]


CRSP Total Return Index for          09/30/92      09/30/93       09/30/94     09/29/95        09/30/96       09/30/97
---------------------------          --------      --------       --------     --------        --------       --------
Micronics Computers, Inc.             100.0          167.9          110.7          132.1           60.7           64.3

Nasdaq Stock Market                   100.0          131.0          132.1          182.4          216.5          297.1
(US Companies)

Nasdaq Computer                       100.0          104.9          116.8          207.1          270.6          387.4
Manufacturers Stocks SIC
3570-3579 US & Foreign


Notes:

        A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

        B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

        C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

        D.      The index level for all series was set to $100.0 on 09/30/92.

                  PROPOSAL NO. 2 - APPROVAL OF ADOPTION OF THE
                           1998 EQUITY INCENTIVE PLAN

        Stockholders are being asked to approve the adoption of the Company's 1998 Equity Incentive Plan (the "Equity Incentive Plan") with 1,500,000 shares of Common Stock reserved for issuance thereunder. Upon approval of the Equity Incentive Plan by the Company's stockholders, the former 1989 Stock Option Plan of the Company (the "Former Plan") will be terminated and the Equity Incentive Plan will take its place. Under the Former Plan, 524,000 shares of the Company's Common Stock have been issued, 1,334,000 shares of Common Stock remain subject to outstanding options and 642,000 shares remain available for grant. If the Equity Incentive Plan is not approved by the stockholders, the Former Plan will not terminate until November 1999. At that time, the Former Plan will expire at the end of its ten-year term.

        The Board approved the proposed adoption described above on January 29, 1998 to be effective when stockholder approval has been obtained and the shares subject to the Equity Incentive Plan have been registered with the Securities and Exchange Commission. Stockholder approval of the adoption requires the affirmative vote of a majority of the Company's voting shares that are present in person or represented by proxy and entitled to vote at the Meeting.

        Below is a summary of the principal provisions of the Equity Incentive Plan, which summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan, a copy of which is attached hereto as Attachment A.

1998 EQUITY INCENTIVE PLAN

Equity Incentive Plan History.

        The Board adopted the Equity Incentive Plan on January 29, 1998 to offer eligible persons an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

Shares Subject to the Equity Incentive Plan.

        An aggregate of 1,500,000 shares of the Company's Common Stock have been reserved by the Board for issuance under the Equity Incentive Plan. If any option granted pursuant to the Equity Incentive Plan expires or terminates for any reason without being exercised in whole or in part, or any award is forfeited or repurchased by the Company at the original issue price or terminates without being issued, the shares released from such award will again become available for grant and issuance under the Equity Incentive Plan.

Administration.

        The Equity Incentive Plan will be administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Diane Simon and Jim Timmins, both of whom are "disinterested persons" as that term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms of the Equity Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Equity Incentive Plan or any awards granted thereunder. See the Compensation Committee Report on Executive Compensation contained herein.

Eligibility.

        Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parent or subsidiary) whom the Board deems to have any potential to contribute to the future success of the Company (the "Participants") will be eligible to receive awards under the Equity Incentive Plan; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No "Named Executive Officer," as that term as defined under Item 402(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act (a "Named

Executive Officer"), is eligible to receive more than 750,000 shares of Common Stock over the term of the Equity Incentive Plan.

Stock Options.

        The Equity Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs"). ISOs may be granted only to employees. The option exercise price for each option must be no less than 100% of the fair market value (as defined in the Equity Incentive Plan) of a share at the time such option is granted (except in the case of a 10% stockholder, in which case the exercise price must be no less than 110% of the fair market value). The exercise price of options granted under the Equity Incentive Plan, must be paid: (1) in cash or by check; (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares that either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 of the Securities Act or (ii) were obtained by the Participant in the public market; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a NASD broker; (7) by a "margin" commitment from the Participant and a NASD broker; or
(8) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Restricted Stock Awards.

        The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award (except in the case of a 10% stockholder, in which case the purchase price must be no less than 100% of the fair market value), and can be paid for as described under Stock Options above (except through a "sale-day sale" or "margin" commitment).

Stock Bonus Awards.

        The Committee may grant Participants stock bonus awards either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine.

Mergers, Consolidations, Change of Control.

        In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation, if any, may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Incentive Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the Equity Incentive Plan. Outstanding options will accelerate and become exercisable in full prior to the consummation of such transaction in the event that the successor corporation does not assume or substitute the awards, or the optionees' employment is terminated without cause within one year after the transaction.

Amendment of the Equity Incentive Plan.

        The Board may at any time terminate or amend the Equity Incentive Plan in any respect, including amending any form of award agreement or instrument to be executed pursuant to the Equity Incentive Plan. The Board may not amend the Equity Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder or pursuant to the Exchange Act or Rule 16b-3 promulgated thereunder (or its successor) without such approval.

Term of the Equity Incentive Plan.

        The Equity Incentive Plan will terminate on February 3, 2008, ten years from the date the Equity Incentive Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Incentive Stock Options.

        A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (the "AMT")). If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than twelve months after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or mid-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

Alternative Minimum Tax.

        The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.

        A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock and Stock Bonus Awards.

        Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

Tax Rates.

        The maximum rate applicable to ordinary income is 39.6%. Mid-term capital gain will be taxed at a maximum tax rate of 28%, and long-term capital gain will be taxed at a maximum tax rate of 20%. For this purpose, in order to receive mid-term capital gain treatment, the stock must be held for more than twelve months but not more than eighteen months, and in order to receive long-term capital gain treatment, the stock must be held for more than eighteen months. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income. The alternative minimum tax is 26% (28% for alternative minimum taxable income in excess of $175,000) of an individual taxpayer's alternative minimum taxable income.

Tax Treatment of the Company.

        The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

        The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                 THE ADOPTION OF THE 1998 EQUITY INCENTIVE PLAN.

                     --------------------------------------

                  PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF
                           INDEPENDENT PUBLIC AUDITORS

        The Company has selected KPMG Peat Marwick LLP as its principal independent auditors to perform the audit of the Company's financial statements for fiscal 1997, and the stockholders are being asked to ratify such selection. KPMG Peat Marwick LLP was engaged as the Company's principal independent auditors in June 1992 and performed the Company's audit for fiscal 1993 through fiscal 1997. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
                KPMG PEAT MARWICK LLP AS THE COMPANY'S PRINCIPAL
                              INDEPENDENT AUDITORS

                         ------------------------------

            COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock ("10% Stockholders"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership on a Form 3 and reports of changes in ownership of Common Stock and other equity securities of the Company on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, from October 1, 1996 through September 30, 1997 all
Section 16(a) filing requirements applicable to its officers, directors, and 10% Stockholders were complied with.

                       ----------------------------------

                              STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1999 Annual Meeting of Stockholders must be received by September 23, 1998.

                                 OTHER BUSINESS

        The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in the respect thereof in accordance with the judgment of the persons voting such Proxies. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.



                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     CHARLES J. HART
                                     President and Chief Executive Officer

                                                                    ATTACHMENT A
                            MICRONICS COMPUTERS, INC.

                           1998 EQUITY INCENTIVE PLAN

                           As Adopted January 29, 1998


             1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

             2. SHARES SUBJECT TO THE PLAN.

                     2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 1,500,000 Shares. Subject to Sections 2.2 and 18, Shares that are subject to: (x) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (y) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (z) an Award that otherwise terminates without Shares being issued, will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

                     2.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

             3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 750,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 1,250,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

             4. ADMINISTRATION.

                     4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

             (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



             (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

             (c)     select persons to receive Awards;

             (d)     determine the form and terms of Awards;

             (e) determine the number of Shares or other consideration subject to Awards;

             (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

             (g)     grant waivers of Plan or Award conditions;

             (h) determine the vesting, exercisability and payment of Awards;

             (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

             (j)     determine whether an Award has been earned; and

             (k) make all other determinations necessary or advisable for the administration of this Plan.


                     4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

             5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSOS"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

                     5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("STOCK OPTION AGREEMENT"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

                     5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

                     5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("TEN PERCENT STOCKHOLDER") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



                     5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

                     5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

                     5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

                            (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

                            (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three
        (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

                            (c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

                     5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

                     5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan (as defined in Section 19 below) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

                     5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with
Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

                     5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

             6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "PURCHASE PRICE"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

                     6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("RESTRICTED STOCK PURCHASE AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days after the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.


                     6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except that the Purchase Price may be no less than 85% of the Fair Market Value (100% of the Fair Market Value for a sale to a Ten Percent Stockholder). Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

                     6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



                     6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

             7. STOCK BONUSES.

                     7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the "STOCK BONUS AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "PERFORMANCE STOCK BONUS AGREEMENT") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

                     7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus;
(b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

                     7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

             8. PAYMENT FOR SHARE PURCHASES.

                     8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                            (a) by cancellation of indebtedness of the Company to the Participant;

                            (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

                            (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



        directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

                            (d) by waiver of compensation due or accrued to Participant;

                            (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                                 (1) through a "same day sale" commitment from
        the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                                 (2) through a "margin" commitment from the
        Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                            (f) by any combination of the foregoing.

                     8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

             9. WITHHOLDING TAXES.

                     9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                     9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

             10. PRIVILEGES OF STOCK OWNERSHIP.

                     10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



                     10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

             11. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

             12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by Participant following Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at Participant's Exercise Price or Purchase Price, as the case may be.

             13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

             14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

             15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

             16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to:
(a) obtaining any approvals from

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan


governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

             17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

             18. CORPORATE TRANSACTIONS.

                     18.1 Assumption or Replacement of Awards by Successor. In the event of

                     (a) a dissolution or liquidation of the Company,

                     (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants),

                    (c) a merger or consolidation in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company,

                     (d) the sale of all or substantially all of the assets of the Company, or

                     (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interests in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company form or by the stockholders of the Company), then any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative and subject to Section 18.3 below, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

                     18.2 Termination of Awards. In the event of a transaction described in clauses (a) through (e) of Section 18.1 and provided that the successor corporation (if any) does not assume or substitute Awards, as provided above, such Awards will expire on (and if the Company has reserved to itself a right to repurchase Shares issued upon exercise of Options or with respect to other Awards at the original purchase price of such Shares, such right shall terminate upon) such transaction at such time and on such conditions as the Committee will determine; provided, however, that the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate. If the Committee exercises such discretion with respect to

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

                     18.3 Acceleration of Vesting. In the event of a merger described in either clause (b) or (c) of Section 18.1 above, the sale of all or substantially all of the assets of the Company as a going concern in a single transaction or series of related transactions or the sale or transfer of a majority of the outstanding shares of the Company by the stockholders of the Company in a single transaction or a series or related transactions other than market transactions to unrelated purchasers (an "ACQUISITION") and;

                     (a) if the successor corporation, if any (the "SUCCESSOR"), does not assume or substitute Awards as provide above in Section 18.1, then each outstanding Award that is not totally "Vested" (as defined in the Award Agreement) shall immediately accelerate vesting and become exercisable in full under the terms described by the Committee; or

                     (b) if the Successor assumes or substitutes Awards as provided above in Section 18.1, but any Participant's employment with the Successor or any Parent, Subsidiary or Affiliate of the Successor (as the definitions for such terms shall be revised to substitute the Successor for the Company) is Terminated by the Successor, such Parent, Subsidiary or Affiliate without "cause" within one year after the Acquisition, then the outstanding Awards held by the terminated Participant, as so substituted or assumed, shall provide that they will likewise immediately accelerate vesting and become exercisable in full on the Termination Date. For purposed hereof "cause" for Termination of any Participant's employment will exist at any time after the happening of one or more of the following events: (i) Participant's conviction of a felony involving moral turpitude; (ii) any willful act or acts of dishonesty undertaken by the Participant and intended to result in substantial gain or personal enrichment of Participant, directly or indirectly, at the expense of the Successor, such Parent, Subsidiary or Affiliate; (iii) any willful act or misconduct which is materially and demonstrably injurious to the Successor, such Parent, Subsidiary or Affiliate; (iv) substantial and repeated neglect of Participant's responsibility, or malfeasance thereof, that remains uncured after thirty (30) days written notice of such neglect or malfeasance; or (v) the death or disability (within the meaning of Section 22(e)(s) of the Code) of Participant.

                     18.4 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                     18.5 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. This Section 18.4 shall not be interpreted to prohibit the Company from assuming options or awards otherwise than pursuant to this Plan.

             19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Common Stock is declared effective by the SEC (the "EFFECTIVE DATE").

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve
(12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be canceled, any Shares issued pursuant to any Award granted pursuant to such increase will be canceled, and any purchase of Shares pursuant to such increase will be rescinded.

             20. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years after the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

             21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

             22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

             23. DEFINITIONS. For this Plan, the following terms will have the following meanings:

"AWARD" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

"AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

"BOARD" means the Board of Directors of the Company.

"CAUSE," except as used in Section 18 above, means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMMITTEE" means the Compensation Committee of the Board.

"COMPANY" means Micronics Computers, Inc. or any successor corporation.

"DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

"FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



        (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

        (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

        (d) in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

        (e) if none of the foregoing is applicable, by the Committee in good faith.

"INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

"OPTION" means an award of an option to purchase Shares pursuant to Section 5.

"PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"PARTICIPANT" means a person who receives an Award under this Plan.

"PERFORMANCE FACTORS" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

        (a) Net revenue and/or net revenue growth;

        (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

        (c) Operating income and/or operating income growth;

        (d) Net income and/or net income growth;

        (e) Earnings per share and/or earnings per share growth;

        (f) Total shareholder return and/or total shareholder return growth;

        (g) Return on equity;

        (h) Operating cash flow return on income;

        (i) Adjusted operating cash flow return on income;

        (j) Economic value added; and

        (k) Individual confidential business objectives.

"PERFORMANCE PERIOD" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

                                                      Micronics Computers, Inc.
                                                      1998 Equity Incentive Plan



"PLAN" means this 1998 Equity Incentive Plan, as amended from time to time.

"RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section 6.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

"STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to
Section 7.

"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

"UNVESTED SHARES" means "Unvested Shares" as defined in the Award Agreement.

"VESTED SHARES" means "Vested Shares" as defined in the Award Agreement.

                       ----------------------------------

                            MICRONICS COMPUTERS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Charles J. Hart and William E. Shelander, or either of them, each with power of substitution and revocation thereof, to represent the undersigned at the Annual Meeting of Stockholders of Micronics Computers, Inc. (the "Company") to be held at the principal offices of the Company located at 45365 Northport Loop West, Fremont, California on April 20, 1998 at 10:00 a.m., and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FOUR NOMINEES FOR ELECTION, FOR PROPOSAL 2 AND FOR PROPOSAL 3. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. The Board of Directors recommends a vote for election of each of the four nominees, for Proposal 2 and for Proposal 3. The undersigned hereby acknowledges receipt of:
(a) the Notice of Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the year ended September 30, 1997.

                            Continued on reverse side


____________________________________________________________________________________________________


1.  ELECTION OF DIRECTORS (The Board recommends a vote "FOR" all nominees listed below)

FOR all nominees             WITHHOLD              (Instruction: To withhold authority to vote for any individual
listed to the right          AUTHORITY             nominee, strike through the nominee's name below.)
(except as marked to      to vote for all
the contrary).            nominees listed          William E. Shelander, Charles J. Hart, Diane Simon and Jim Timmins.
                           to the right.
        [ ]                     [ ]

2. APPROVAL OF ADOPTION OF 1998 EQUITY               3.  RATIFICATION OF SELECTION OF KPMG PEAT MARWICK
INCENTIVE PLAN (the Board recommends a vote "FOR")       AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
                                                         (the Board recommends a vote "FOR")

  FOR          AGAINST       ABSTAIN               FOR          AGAINST             ABSTAIN
  [ ]            [ ]           [ ]                 [ ]            [ ]                 [ ]

                                       Please sign exactly as your name(s) appears on your stock
                                       certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

                                       Date: _________________________________________________, 1998

                                       _____________________________________________________________
                                                              Signature(s)
                                       _____________________________________________________________
                                                              Signature(s)


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.